UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2017

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22563	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mahesh Shetty, the Chief Financial Officer of SG Blocks, Inc. (the “Company”), has assumed additional responsibilities for the Company’s day-to-day operations, beyond his pre-existing duties in his role as Chief Financial Officer. Such duties include increased oversight of the day-to-day administration and operation of the Company’s business, the execution of the Company’s current business plans and strategic planning for the Company’s growth.

In connection with Mr. Shetty’s increased obligations, on July 25, 2017, the Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Mahesh’s annual base salary of approximately 20%. The increase is effective as of Monday, June 24, 2017.

Item 8.01	Other Events.

On July 20, 2017, the Company announced the hiring of Brian Adams as the Company’s National Sales Director. A copy of the press release announcing Mr. Adams’ engagement with the Company is attached hereto as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press Release, dated July 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2017

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release, dated July 20, 2017.